First Connecticut Bancorp, Inc. Sets Date for Annual Stockholders Meeting
Company Release – February 24, 2015

FARMINGTON, Conn., February 24, 2015 (GLOBE NEWSWIRE) -- First Connecticut Bancorp, Inc. (Nasdaq:FBNK), the holding company for Farmington Bank, announced today that its Board of Directors has scheduled the corporation's annual meeting of stockholders for 10:00 a.m. EDT, May 20, 2015 at Central Connecticut State University in the Constitution Room located in Memorial Hall, 1615 Stanley Street, New Britain, Connecticut.
The record date for shareholders to vote at the meeting is March 25, 2015.
First Connecticut Bancorp, Inc. is the holding company for Farmington Bank,  a full-service community bank with 22 branch locations throughout central Connecticut, offering commercial and residential lending as well as wealth management services in Connecticut and western Massachusetts.  Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. Farmington Bank has assets of $2.5 billion. For more information about Farmington Bank, visit farmingtonbankct.com.
The First Connecticut Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11128
CONTACT:	Jennifer H. Daukas
Investor Relations Officer
One Farm Glen Boulevard, Farmington, CT 06032
P 860-284-6359
F 860-409-3316
jdaukas@farmingtonbankct.com

Source: First Connecticut Bancorp, Inc.